Exhibit 10.32

Amendment 2016-2

to the

devon energy corporation

incentive savings plan

The Devon Energy Corporation Incentive Savings Plan (the "Plan") is amended, effective April 22, 2016, as follows:

1.A new Paragraph (4) is added to Section 4.01(a) of the Plan ("Elections"), immediately after Paragraph (3) and immediately before the current Paragraph (4), and subsequent sections and cross-references are amended accordingly, such new Paragraph to read as follows:

"(4)Each Eligible Employee as of February 19, 2016 (other than any Eligible Employee who will cease to be employed by reason of the reduction in force announced by the Company in February 2016) who (A) is determined by the Committee or its delegate, in accordance with uniform and nondiscriminatory procedures, to have elected to contribute to the Plan as Salary Deferrals and/or Roth Contributions a percentage of Compensation that is less than the maximum percentage of Matching Contributions for which the Eligible Employee is eligible under Section 4.05(a) and (B) does not otherwise make an affirmative election to the contrary, shall be deemed to have made an election, effective April 22, 2016, to contribute a percentage of his or her Compensation (other than Compensation attributable to his annual discretionary performance bonus) to the Plan as Salary Deferrals (or as Roth 401(k) Contributions if the Eligible Employee has an election in effect as of February 19, 2016 to designate 100% of his Salary Deferrals as Roth 401(k) Contributions) that is equal to the maximum percentage of Matching Contributions for which the Eligible Employee is eligible under Section 4.05(a); provided, however, that if the Committee or its delegate determines in accordance with uniform and nondiscriminatory procedures that the Eligible Employee is expected to reach the limit described under Section 5.01(a) before December 31, 2016, the Eligible Employee shall not be deemed to have made an election to change his contribution percentages under this Paragraph."

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In witness whereof, Devon Energy Corporation (acting through its authorized delegate) has caused this Amendment 2016-2 to the Devon Energy Corporation Incentive Savings Plan to be executed this 29th day of March, 2016.

DEVON ENERGY CORPORATION

By:  _/s/ Frank W. Rudolph______________________

Name:  Frank W. Rudolph

Title:  Executive Vice President, Human Resources

[Signature Page to Amendment 2016-2

to the Devon Energy Corporation Incentive Savings Plan]

DB1/ 86570183.4